POWER OF ATTORNEY

I, the undersigned Director of Summit Mutual Funds, Inc. (the "Fund"), hereby constitute William M. Tartikoff, Lancelot A. King, Ivy Wafford Duke and Andrew K. Niebler my true and lawful attorneys, with full power to each of them, to sign for me and in my name in the appropriate capacities, the Registration Statement on Form N-14 for the Fund (File No. 333-163971) relating to the proposed merger of (i) Ameritas Small Company Equity Portfolio, a series of Calvert Variable Series, Inc. ("CVS"), into Calvert VP Russell 2000 Small Cap Index Portfolio, which will be a series of the Fund following implementation of the Rebranding Initiative (as defined in the Registration Statement), (ii) Ameritas MidCap Growth Portfolio, a series of CVS, into Calvert VP S&P MidCap 400 Index Portfolio, which will be a series of the Fund following implementation of the Rebranding Initiative and (iii) CVS Social International Equity Portfolio, a series of CVS, into Calvert VP EAFE International Index Portfolio, which will be a series of the Fund following implementation of the Rebranding Initiative, and any amendments to the Registration Statement filed by the Fund, and to do all such things in my name and behalf necessary for registering and maintaining registration or exemptions from registration of the Fund with any government agency in any jurisdiction, domestic or foreign in connection therewith.

The same persons are authorized generally to do all such things in my name and behalf to comply with the provisions of all federal, state and foreign laws, regulations, and policy pronouncements affecting the Fund in connection therewith, including, but not limited to, the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Internal Revenue Code of 1986, and all state laws regulating the securities industry.

When any of the above-referenced attorneys signs my name to any document in connection therewith, the signing is automatically ratified and confirmed by me by virtue of this Power of Attorney.

WITNESS my hand on the date set forth below.

1/26/10 Date	/s/ Alice Gresham Director Signature

/s/ Traci Goldt Witness Signature	Alice Gresham Director

Traci Goldt Printed Name of Witness